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                                                                   Exhibit 10.6
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July 10, 1996

Mr. Mitch C. Green
132 Rustic Meadow
Coppell, TX  75019


Dear Mitch:

                Re: Agreement Regarding Termination of Employment

           This letter is intended to reflect the agreement between you and Queen Sand Resources, Inc. a Nevada corporation ("QSR"), Northland Operating Co. ("Northland"), and Queen Sand Resources, Inc., a Delaware corporation ("QSRD"). Such corporations are hereinafter collectively referred to as the "Companies".

           By mutual decision, it is agreed that you have resigned and terminated, effective immediately, your employment with QSR and Northland, and all positions held by you as an officer and/or director of QSR and Northland.

           By way of severance, and to reflect the Companies appreciation for your services, the Companies have offered, and you have accepted, the following:

1. Three months salary, being the sum of $21,000, which shall be paid promptly upon the joint execution of this agreement. There shall be deducted from such payment withholdings required under the rules and regulations of the Internal Revenue Service.

2.         One Hundred Thousand Shares (100,000) of the common stock of QSRD.
           Such stock shall be issued and delivered to you within ninety days from the date of this agreement. It is acknowledged and understood that the issuance of such shares is a private sale of such securities, that such securities shall not be registered, and that, therefore, such shares are accordingly restricted under and according to the rules of the Securities and Exchange Commission, and that such shares shall contain a legend reflecting that such shares are not registered.

           For the consideration hereinabove recited, Mitch Green, for himself, and for his administrators, his agents, assigns, executors, heirs, and any one claiming through him, does hereby release, waive, relinquish, and discharge any and all claims, demands, debts, actions, or causes of action or suits whatsoever for damages or relief of any kind that he may have, or which he has or could have asserted, against the Companies, their officers, directors, attorneys, agents, employees, servants and successors, based in any way upon any and all facts, matters, undertakings, statements, etc. occurring at or prior to the execution of this agreement, whether known or unknown to the parties, or arising out of or resulting from or in any way connected with or related to (i) any and all communications, dealings, contacts, contracts, and transactions of every kind and character that Mitch Green may have with the Companies, and (ii) any and all
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communications, dealings, contacts, etc. relating to the termination of the employment of Mitch Green with QSR and Northland, and the termination of the offices held by Mitch Green with QSR and Northland.

           This letter reflects the entire agreement between you and the Companies. There are no other statements and/or representations, relied upon by the parties, which are not set forth herein.

           By your execution of this agreement in the space provided below, this agreement shall be binding and effective between you and the Companies, according to its terms.

                                Yours truly,


                                Queen Sand Resources, Inc.,
                                A Nevada corporation


                                By:  /s/ Robert Lindsay
                                     ----------------------------------------
                                     Robert Lindsay, Chief Operating Officer


                                Queen Sand Resources, Inc.,
                                A Delaware corporation


                                By:  /s/ Robert Lindsay
                                     ----------------------------------------
                                     Robert Lindsay, Chief Operating Officer


                                Northland Operating Co.


                                By:  /s/ Robert Lindsay
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                                     Robert Lindsay, Vice President

Agreed and Accepted this
10th day of July, 1996.



/s/ Mitch C. Green
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    Mitch C. Green


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